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                                                            EXHIBIT 3


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                            AMERADA HESS CORPORATION

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                                     BY-LAWS


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                    AMERADA HESS CORPORATION

                            BY-LAWS

                           ARTICLE I.
                            OFFICES

      SECTION 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

      SECTION 2. Other Offices. The Corporation may also have an office in New York, New York, and offices at such other places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.

                          ARTICLE II.
                              SEAL

      The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise used.

                          ARTICLE III.
                     STOCKHOLDERS' MEETINGS

      SECTION 1. Place. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as may be fixed by the Board of Directors.

      SECTION 2. Date and Time of Annual Meeting. An annual meeting of stockholders shall be held on the date and at the time fixed by the Board of Directors, when the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

      SECTION 3. Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the General Corporation Law of the State of Delaware, by the Restated Certificate of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.
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                                       2


      SECTION 4. Voting. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. The vote for directors shall be by ballot. All elections shall be had and all questions decided by a plurality of the votes cast.

      SECTION 5. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be delivered in person, or mailed postage prepaid, to each stockholder entitled to vote thereat at such address as appears on the records of the Corporation, not less than ten nor more than fifty days before the date of the meeting.

      SECTION 6. List of Stockholders. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at the place where the meeting is to be held or at a place specified in the notice of meeting within the city where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 7. Call of Special Meetings. Except as otherwise    Amendment
required by law and subject to the rights of the holders of any   authorized
class or series of stock having a preference over the Common      March 6, 1985,
Stock as to dividends or upon liquidation, special meetings of    effective May
the stockholders for any purpose or purposes may be called only   13, 1985.
by the Chairman of the Board or the President, and shall be called by the Secretary at the request of the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

      SECTION 8. Business at Special Meetings. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice.

      SECTION 9. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which it is called, shall be delivered in person, or mailed postage prepaid, at least ten days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the records of the Corporation.

      SECTION 10. Stockholder Action; How Taken. Any action       Amendment
required or permitted to be taken by the stockholders of the      authorized
Corporation must be effected at a duly called annual or special   March 6, 1985,
meeting of such holders and may not be effected by any consent    effective May
in writing by such holders.                                       13, 1985.
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                                       3


                          ARTICLE IV.
                           DIRECTORS

      SECTION 1. (a) Number, Election and Terms. Except as        Amendment
otherwise fixed pursuant to the provisions of Article FOURTH      authorized
of the Restated Certificate of Incorporation relating to the      March 6, 1985,
rights of the holders of any class or series of stock having a    effective
preference over the Common Stock as to dividends or upon          May 13, 1985,
liquidation to elect additional directors under specified         (supersedes
circumstances, the number of directors shall be fixed from time   amendment of
to time by the Board of Directors but shall not be less than      October 5,
three. The directors, other than those who my be elected by the   1983)
holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1986, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         The term "entire Board" as used in these By-Laws means the total number of directors which the Corporation would have if there were no vacancies.

      (b) Stockholder Nomination of Director Candidates.          Amendment
Subject to the rights of holders of any class or series of        authorized
stock having a preference over the Common Stock as to dividends   March 6, 1985,
or upon liquidation, nominations for the election of directors    effective
may be made by the Board of Directors or a committee appointed    May 13, 1985,
by the Board of Directors or by any stockholder entitled to       (supersedes
vote in the election of directors generally. However, any         amendment of
stockholder entitled to vote in the  election of directors        October 5,
generally may nominate one or more persons for election as        1983)
directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange
Commission, had the nominee been nominated, or intended
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to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      SECTION 2. Powers. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the General Corporation Law of the State of Delaware, by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done exclusively by the stockholders.

      SECTION 3. Expenses and Fees. Each director my be allowed expenses, if any, for attendance at each regular or special meeting of the Board of Directors and of any committee thereof, and each director who is not an employee of the Corporation or any of it's subsidiaries shall receive for services rendered as a director or as a member of any committee of the Board of Directors such compensation as may be fixed by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      SECTION 4. Organization Meeting. As soon as practicable after the annual meeting of the stockholders, a meeting of the newly elected Board of Directors for the purpose of organization and the election of officers and otherwise shall be held upon the call and notice specified in Section 6 of this Article.

      SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at the principal office of the Corporation in New York, New York, or at such other place within or without the State of Delaware as shall be fixed by the Board of Directors, at such times as shall be determined by the Board of Directors.

    SECTION 6. Special Meetings. Special meetings of the Board    Amendment
of Directors may be called by the Chairman of the Board or the    authorized
President, on two days' notice to each director, personally, by   March 6, 1985,
mail or by telegram, and shall be called by the Secretary in      effective May
like manner and on like notice on the written request of a        13, 1985.
majority of the entire Board of Directors. Special meetings of the Board of Directors shall be held at the place and time designated in the notice of meeting.

      SECTION 7. Quorum. At all meetings of the Board of Directors at least fifty per cent of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by the General Corporation Law of the State of Delaware, by the Restated Certificate of Incorporation or by these By-Laws.

      SECTION 8. Newly Created Directorships and Vacancies.       Amendment
Except as otherwise fixed pursuant to the provisions of Article   authorized
FOURTH of the Restated Certificate of Incorporation relating to   March 6, 1985,
the rights of the holders of any class or series of stock         effective May
having a preference over the Common Stock as to dividends or      13, 1985.
upon liquidation to elect
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                                       5


directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      SECTION 9. Removal. Subject to the rights of any class or   Amendment
series of stock having a preference over the Common Stock as to   authorized
dividends or upon liquidation to elect directors under            March 6, 1985,
specified circumstances, any director may be removed from         effective May
office, with or without cause, but only by the affirmative vote   13, 1985.
of the holders of least 80% of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

      SECTION 10. Action Without Meeting. The provisions of       Redesignation
these By-Laws covering notices and meetings to the contrary       as Section 10
notwithstanding, any action required or permitted to be taken     authorized
at any meeting of the Board of Directors or of any committee      March 6, 1985,
thereof may be taken without a meeting if all members of the      effective May
Board of Directors or of such committee, as the case may be,      13, 1985.
consent thereto in writing, and the writing or writings are       (previously
filed with the minutes of proceedings of the Board of             Section 9)
Directors or committee.

                           ARTICLE V.
                           COMMITTEES

      The Board of Directors, by resolution passed by a majority of the whole Board of Directors, may designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Each such committee, to the extent provided in these By-Laws or as authorized by the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         Each such committee shall keep a record of its proceedings and all actions of each such committee shall be reported to the Board of Directors at the meeting thereof next succeeding the taking of such action.

      Each such committee shall fix its own rules of procedure, but the presence of at least fifty per cent of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of a majority of the members of the committee present at the meeting shall be necessary to take any action. In the absence of a member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified person.
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                                       6


                          ARTICLE VI.
                            OFFICERS

      SECTION 1. Titles. The officers of the Corporation shall    Amendment
a Chairman of the Board, a Chairman of the be Executive           authorized and
Committee, a President, one or more Vice Presidents (one or       effective
more of whom maybe designated Senior Executive Vice President,    January 8,
Executive Vice President, Group Vice President or Senior Vice     1986,
President), a Secretary, a Controller, an Auditor and a           (supercedes
Treasurer.                                                        amendments of
                                                                  January 9,
                                                                  1980)

      SECTION 2. Election. The Board of Directors at its first    Amendment
meeting after each annual meeting of stockholders shall elect     authorized and
the Chairman of the Board, the Chairman of the Executive          effective
Committee and the President from their own number, and in         January 8,
addition shall elect one or more Vice Presidents (one or more     1986,
of whom may be designated as Senior Executive Vice President,     (supercedes
Executive Vice President, Group Vice President or Senior Vice     amendments of
President), the Secretary, the Controller, the Auditor and the    January 9,
Treasurer, who need not be members of the Board of Directors.     1980)

      SECTION 3. Other Officers. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Controllers, one of more Assistant Auditors and one or more Assistant Treasurers, and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      SECTION 4. Salaries. The salaries of the elected officers of the Corporation shall be fixed by the Board of Directors. The salaries, wages of compensation of all other employees, representatives and agents of the Corporation shall be fixed by the Board of Directors to the extent determined from time to time by the Board of Directors and otherwise in the manner determined by the Chairman of the Board.

      SECTION 5. Terms of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors my be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer shall become vacant for any reason, the vacancy shall be filled by the Board of Directors.

      SECTION 6. Other Powers. In addition to the powers and duties hereinafter specifically prescribed for the respective officers, the Board of Directors may from time to time impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, and the Board of Directors may from time to time impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers.

      SECTION 7. Divisions and Division Officers. The Board of    Amendment
Directors may from time to time establish one or more operating   authorized and
or administrative divisions of the Corporation and assign to      effective May
such divisions responsibilities for such of the Corporation's     1, 2002
business, operations and affairs as the Board may determine.
The Board of Directors, or the Chairman of the Board, the President, or any other officer of the Corporation so authorized by the Board, may appoint officers of a division for such terms and having such titles, exercising such powers and performing such duties as the Board or such appointing officer of the Corporation may determine. An officer of a division shall not as such be an officer of the Corporation. An officer of a division shall have the power to execute and deliver contracts and other documents relating to the business, operations and affairs of such officer's division on behalf of the Corporation, but shall not have such power with respect to any other division of the Corporation. An officer of a division may be removed with or without cause by the Board of Directors or by the Chairman of the Board, the President or any other officer of the Corporation then authorized by the Board to appoint officers of a division.

                          ARTICLE VII.
                       DUTIES OF OFFICERS

      SECTION 1. Chairman of the Board. The Chairman of the       Amendment
Board shall be the chief executive officer of the Corporation;    authorized and
he shall preside at meetings of the stockholders and the Board    effective
of Directors; he shall, subject to control by the Board of        December 2,
Directors, have full power and complete authority in the          1970.
management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors and of all committees thereof are carried into effect. The Chairman of the Board shall perform the duties of the Chairman of the Executive Committee in his absence or inability to act.

      SECTION 2. Chairman of the Executive Committee. The         Amendment
Chairman of the Executive Committee of the Board of Directors     authorized
of the Corporation shall preside at meetings of said Executive    August 2,
Committee. No action of the Executive Committee shall be valid    1972,
unless the Chairman of the Executive Committee or, in his         effective
absence or inability to act, the Chairman of the Board shall      September 1,
concur therein. The Chairman of the Executive Committee,          1972,
subject to control by the Board of Directors, shall (a) have      (supercedes
responsibility for the capital expenditure budget, (b) review     amendment of
and ratify operating expense budgets, (c) review financial        December 2,
affairs of the Corporation, including the status of capital       1970)
expenditure and operating expense budgets, and (d) report his findings, together with his recommendations, to the Board of Directors of the Corporation. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these By-Laws.

      SECTION 3. Chairman of the Finance Committee. The           Amendment
Chairman of the Finance Committee shall preside at meetings       authorized and
of the Finance Committee. No action of the Finance Committee      effective May
shall be valid unless the Chairman of the Finance Committee       8, 1980.
shall concur therein. The Chairman of the Finance Committee shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these By-Laws.

      SECTION 4. President. The President shall perform such      Amendment
duties as may be assigned to him from time to time by the Board   authorized and
of Directors or the Chairman of the Board. The President shall    effective
perform the duties of the Chairman of the Board in his absence    January 9,
or inability to act.                                              1980.

      SECTION 5. Senior Vice Executive Presidents and Executive   Amendment
Vice Presidents. The Senior Executive Vice Presidents and the     authorized and
Executive Vice Presidents shall perform such duties as may be     effective
assigned to them from time to time by the Board of Directors or   January 8,
the Chairman of the Board.                                        1986.

      SECTION 6. Vice Presidents. The Vice Presidents             Amendment
(including Group Vice Presidents and Senior Vice Presidents)      authorized and
shall perform such duties as may be assigned to them from time    effective
to time by the Board of Directors or the Chairman of the Board.   August 2,
                                                                  1972.

      SECTION 7. Secretary. The Secretary shall attend and keep the minutes and records of all meetings of the stockholders and of the Board of Directors. He shall give or cause to be given notice of all meetings of stockholders and of the Board of Directors. He shall keep in safe custody the seal of the Corporation. He shall have power when required to affix the seal to any instrument, and when so affixed the seal shall be attested by the signature of the Secretary or such other officer or agents as may be designated by the Board of Directors. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board.

      SECTION 8. Assistant Corporate Secretaries and Assistant    Amendment
Secretaries. The Assistant Corporate Secretary or Assistant       authorized and
Corporate Secretaries and the Assistant Secretary or Assistant    effective
Secretaries shall perform such of the duties of the Secretary     November 4,
and such other duties as may be assigned from time to time by     1981.
the Board of Directors, the Chairman of the Board or the Secretary.

      SECTION 9. Treasurer. The Treasurer shall have general charge of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated pursuant to these By-Laws or by the Board of Directors. He shall see that proper vouchers are taken for all disbursements, and shall render to the Chairman of the Board and the Board of Directors, whenever required, and account of all transactions of his office. He shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board.

      He shall give the Corporation a bond if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      SECTION 10. Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall perform such of the duties of the Treasurer and such other duties as may be assigned to him or them from time to time by the Board of Directors, the Chairman of the Board or the Treasurer.

      SECTION 11. Controller. The Controller shall be the chief accounting officer of the Corporation and shall be in charge of, and shall be responsible for, accounting and accounting methods, budgets and preparation of statistics to assist in executive control of the Corporation. He shall prepare such financial statements and reports and perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board.

      SECTION 12. Assistant Controllers. The Assistant Controller or Assistant Controllers shall perform such of the duties of the Controller and such other duties as may be assigned to him or them from time to time by the Board of Directors, the Chairman of the Board or the Controller.

      SECTION 13. Auditor. The Auditor shall review the accounting, financial, and related operations and shall be responsible for measuring the effectiveness of controls. He shall appraise procedures, verify the extent of compliance with controls, prevent and detect fraud or dishonesty, and perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board.

      SECTION 14. Assistant Auditors. The Assistant Auditor or Assistant Auditors shall perform such of the duties of the Auditor and such other duties as may be assigned to him or them by the Board of Directors, the Chairman of the Board or the Auditor.

                         ARTICLE VIII.
                        INDEMNIFICATION

      Every person who is or was a director, officer or employee of the Corporation, or of any other corporation which he serves or served as such at the request of the Corporation, shall, in accordance with this Article VIII but not if prohibited by law, be indemnified by the Corporation as hereinafter provide against reasonable expense and any liability paid or incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or such other corporation, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such expense or liability shall have been paid or incurred.

      As used in this Article VIII, the term "expense" shall mean counsel fees and disbursements and all other expenses (except any liability) relating to any such claim, action, suit or proceeding, and the term "liability" shall mean amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee with respect to any such claim, action, suit or proceeding.

      Any person referred to in the first paragraph of this
Article VIII who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in such first paragraph shall be reimbursed by the Corporation for his reasonable expense.

      Any other person claiming indemnification under the first paragraph of this Article VIII shall be reimbursed by the Corporation for his reasonable expense and for any liability (other than any amount paid to the Corporation) if a Referee shall deliver to the Corporation his written finding that such person acted in good faith in what the reasonably believed to be the best interests of the Corporation, and, in addition, with respect to any criminal action or proceeding, reasonably believed that his conduct was lawful. The termination of any claim, action, suit or proceeding of the character described in the first paragraph of this Article VIII, by judgment, settlement (whether with or without court approval), adverse decision or conviction after trial or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the foregoing standards of conduct. The person claiming indemnification shall at the request of the Referee appear before him and answer questions which the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he relies for indemnification; and the Corporation shall, at the request of the Referee, make available to the Referee facts, opinions or other evidence in any way relevant for his finding which are within the possession or control of the Corporation. As used in this Article VIII, the term "Referee" shall mean independent legal counsel (who may be regular counsel of the Corporation), or other disinterested person or persons, selected by the Board of Directors of the Corporation (whether or not a disinterested quorum exists) to act as such hereunder.

      Any expense incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of this Article VIII may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking made by or on behalf of the recipient to repay such advance if it is ultimately determined that he is not to be indemnified under this Article VIII or, if it is ultimately determined that he is to be indemnified under this
Article VIII, to the extent that the advance exceeds the amount of the indemnification.

      If any clause or provision of this Article VIII shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

      The rights of indemnification provided in this Article VIII shall be in addition to any rights to which any such director, officer or employee may otherwise be entitled by contract or as a matter of law and, in the event of such person's death, such rights shall extend to his heirs and legal representatives.

                          ARTICLE IX.
                     CERTIFICATES OF STOCK

      SECTION 1. Form. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, or the Chairman of the Executive Committee, or the President, or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or
(2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

      SECTION 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      SECTION 3. Fixing Date for Determination of Stockholders    Amendment
of Record. In order that the Corporation may determine the        authorized
Stockholders entitled to notice of or to vote at any meeting of   March 6, 1985,
stockholders or at any adjournment thereof, or entitled to        effective May
receive payment of any dividend or distribution or allotment of   13, 1985.
any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

      SECTION 4. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the General Corporation Law of the State of Delaware.

      SECTION 5. Lost, Stolen or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Corporation may require and shall, if the Corporation so requires, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Corporation and in an amount deemed by the Corporation sufficient to indemnify the Corporation, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed.

                           ARTICLE X.
                            NOTICES

      SECTION 1. Notice by Mail. Whenever under the provisions of the General Corporation Law of the State of Delaware, or of the Restated Certificate of Incorporation or of these By-Laws notice is required to be given to any director or stockholder, such notice may be given in writing by mail, addressed to such director or stockholder at his address as it appears on the records of the Corporation by depositing the same in a post office or letter box, post prepaid and such notice shall be deemed to be given at the time when the same shall be thus mailed.

      SECTION 2. Waiver of Notice. Any notice required to be given under these By-Laws, the Restated Certificate of Incorporation, or the General Corporation Law of the State of Delaware, may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, and such written waiver shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or of the Board of Directors (or committees thereof) need be specified in any written waiver of notice.

                          ARTICLE XI.
                      INSPECTION OF BOOKS

      The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholder's rights in this respect are and shall be restricted and limited accordingly.

                          ARTICLE XII.
                        CHECK AND NOTES

      The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks as the Chairman of the Board, the Chairman of the Executive Committee, the President or a Vice President and the Treasurer or an Assistant Treasurer of the Corporation may from time to time designate, and all checks, notes, drafts and bills of exchange of the Corporation shall be signed by such officers or agents as the Chairman of the Board, the Chairman of the Executive Committee, the President or a Vice President, and the Treasurer or an Assistant Treasurer of the Corporation may from time to time designate.

                         ARTICLE XIII.
                          FISCAL YEAR

      The fiscal year shall begin the first day of January in each year.

                          ARTICLE XIV.
                   AMENDMENTS TO THE BY-LAWS

      SECTION 1. By the Stockholders. Subject to the provisions   Amendment
of the Restated Certificate of Incorporation, these By-Laws may   authorized
be altered, amended or repealed, or new By-Laws enacted, at any   March 6, 1985,
special meeting of the stockholders if duly called for that       effective May
purpose (provided that in the notice of such special meeting,     13, 1985.
notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of a majority of the stock represented and entitled to vote thereat.

      SECTION 2. By the Board of Directors. Subject to the laws   Amendment
of the State of Delaware, the Restated Certificate of             authorized
Incorporation and these By-Laws, these By-Laws may also be        March 6, 1985,
altered, amended or repealed, or new By-Laws enacted, by the      effective May
Board of Directors at any meeting of the Board of Directors.      13, 1985.